Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 14, 2013, relating to the consolidated balance sheets of Penseco Financial Services Corporation as of December 31, 2012 and 2011, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2012, and to the effectiveness of internal control over financial reporting of Penseco Financial Services Corporation, which reports appear in the Annual Report on Form 10-K of Penseco Financial Services Corporation for the year ended December 31, 2012, and hereby consent to the reference to us under the heading “Experts” in the proxy statement-prospectus that is part of this Registration Statement.

/s/ McGrail Merkel Quinn & Associates, P.C.

Scranton, Pennsylvania

August 13, 2013

Clay Avenue Professional Plaza, 1173 Clay Avenue, Scranton, PA 18510 570 961-0345 Fax: 570 961-8650

www.mmq.com